UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

USF CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-19791 (Commission File Number)	36-3790696 (IRS Employer Identification No.)

8550 West Bryn Mawr Avenue, Suite 700 Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant’s telephone number, including area code: (773) 824-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

     On December 28, 2004, USF Corporation (the “Company”) and certain of its subsidiaries entered into a $100 million accounts receivable securitization facility. The facility is structured to provide the Company and such subsidiaries with working capital financing at commercial paper rates. Pursuant to the Receivables Sale Agreement (the “RSA”) entered into on December 28, 2004 among USF Finance Company LLC (“USF Finance”), the Company, as Servicer, Windmill Funding Corporation (“Windmill”), as a Conduit Purchaser, USF Assurance Co. Ltd. (“USF Assurance”), as a Purchaser, and ABN AMRO Bank N.V. (“ABN AMRO”) in its separate capacities as a Related Bank Purchaser, as a Purchaser Agent and as Agent, the purchasers thereunder will purchase interests in accounts receivable and other related assets acquired by USF Finance from wholly-owned subsidiaries of the Company, initially, USF Holland Inc. (“Holland”) and USF Reddaway Inc. (“Reddaway”). In the event that Windmill decides not to fund a purchase of interests in receivables, ABN AMRO has committed to purchase such interests under the RSA for a period of 364 days. USF Assurance, a wholly-owned subsidiary of USF and an exempted company with limited liability organized under the laws of Bermuda, may, but is not required to, purchase interests in the receivables under the RSA. Such purchases may only occur after USF Assurance obtains an insurance license and an investment direction from the Bermuda Monetary Authority.

     USF Finance will purchase receivables from Holland and Reddaway, pursuant to a Purchase and Sale Agreement dated as of December 28, 2004 (the “Purchase and Sale Agreement”) among USF Finance, Holland, Reddaway and the Company. The transfers of receivables by Holland and Reddaway to USF Finance will be treated as “true sales” for all purposes, including accounting purposes, by Holland, Reddaway, the Company and USF Finance. The Company will act as the servicer of the receivables under the RSA and each of Holland and Reddaway will act as sub-servicers of the receivables. In addition, the Company has provided a performance guarantee relating to the obligations of Holland and Reddaway under the Purchase and Sale Agreement.

     USF Finance, a bankruptcy remote, special purpose entity, was formed on December 13, 2004 to facilitate this transaction. All of the non-voting, economic membership interests in USF Finance are owned by the Company and an unaffiliated party holds the voting membership interests in USF Finance. Although USF Finance is consolidated on the Company’s financial statements, it is a separate legal entity and its assets are not available to pay the creditors of the Company or the Company’s subsidiaries or affiliates. To secure the performance of its obligations under the receivables facility, USF Finance granted a first priority security interest to ABN AMRO, as agent, in all receivables owned by it, in related property and in all proceeds and collections of the receivables and related property.

     The RSA requires that certain performance ratios be maintained with respect to the receivables and that USF Finance preserve its bankruptcy remote nature. In addition, the RSA includes usual and customary termination events for facilities of this nature and provides that, upon the occurrence and continuation of a termination event, the commitment to purchase thereunder may be terminated and collections on the receivables may be applied to repay all amounts payable under the facility.

     A copy of the RSA and the Purchase and Sale Agreement are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

     (c) Exhibits.

     The Exhibits to this Report are listed in the Exhibit Index hereto.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USF CORPORATION
By:	/s/ Richard C. Pagano
	Name:	Richard C. Pagano
	Title:	Senior Vice President, General Counsel & Secretary

Date: December 30, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
10.1	Receivables Sale Agreement, dated as of December 28, 2004 among USF Finance Company, LLC, USF Corporation, Windmill Funding Corporation, USF Assurance Co. Ltd. and the other purchasers, bank purchasers and purchaser agent from time to time party thereto and ABN AMRO Bank N.V.

10.2	Purchase and Sale Agreement, dated as of December 28, 2004 among USF Finance Company LLC, USF Corporation, USF Reddaway Inc. and USF Holland Inc.